Exhibit 10.1

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”) dated as of October 2, 2012, is by and among Standard Parking Corporation, a Delaware corporation (the “Company”), and the undersigned holders (each, a “Holder” and collectively, the “Holders”).

RECITALS:

WHEREAS, pursuant to the Agreement and Plan of Merger (as amended from time to time in accordance with its terms, the “Merger Agreement”), dated as of February 28, 2012, by and among the Company, KCPC Holdings, Inc., a Delaware corporation (“Central”), Hermitage Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of the Company (“Merger Sub”), and Kohlberg CPC Rep, L.L.C., a Delaware limited liability company in its capacity as the Stockholders’ Representative thereunder, among other things, at the effective time of the Merger (the “Effective Time”), Merger Sub will be merged with and into Central, with Central surviving the Merger, on the terms and subject to the conditions set forth in the Merger Agreement (the “Merger”);

WHEREAS, at the Effective Time, each Holder will be entitled to receive the number of shares of Parent Common Stock equal to the Number of Closing Shares Per Holder for such Holder (collectively, the “Acquired Shares”); and

WHEREAS, the Company desires to provide the Holders with certain registration rights with respect to the Acquired Shares under the Securities Act on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Holders, intending to be legally bound, agree as follows:

ARTICLE I.
DEFINITIONS.

Capitalized terms used in this Agreement and not defined herein have the meanings ascribed to such terms in the Merger Agreement.  In addition, the following terms shall have the corresponding meanings for purposes of this Agreement.

“Acquired Shares” has the meaning set forth in the Recitals.

“Agreement” has the meaning set forth in the Preamble.

“Availability Date” has the meaning set forth in Section 4.01(k).

“Central” has the meaning set forth in the Recitals.

“Company” has the meaning set forth in the Preamble.

“Deferral Notice” has the meaning set forth in Section 2.01(e)(ii).

“Deferral Period” has the meaning set forth in Section 2.01(e)(ii).

“Demand Underwritten Offering” has the meaning set forth in Section 4.02(a).

“Effective Time” has the meaning set forth in the Recitals.

“Free Writing Prospectus” means any “free writing prospectus” (as defined in Rule 405 under the Securities Act) relating to any Registration Statement.

“Filing Deadline” means the date that is six (6) months after the Effective Time; provided, however, that if the Filing Deadline falls on a Saturday, Sunday or any other day that the SEC is closed for business, the Filing Deadline shall be extended to the next Business Day on which the SEC is open for business.

“FINRA” means the Financial Industry Regulatory Authority (or successor thereto).

“Form S-3” means such form of registration statement under the Securities Act as in effect on the date hereof or any successor form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC after the effective date of such registration statement.

“Holder” has the meaning set forth in the Preamble.

“Indemnified Party” has the meaning set forth in Section 7.03(a).

“Indemnifying Party” has the meaning set forth in Section 7.03(a).

“Information Request” has the meaning set forth in Section 5.01.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus” (as defined in Rule 433 under the Securities Act) relating to any Registration Statement.

“Lock-Up Period” has the meaning set forth in Section 5.04.

“Losses” has the meaning set forth in Section 7.01.

“Merger” has the meaning set forth in the Recitals.

“Merger Agreement” has the meaning set forth in the Recitals.

“Other Securities” means all shares of Parent Common Stock and all other securities issued by the Company (other than Registrable Securities).

“Permitted Delay” has the meaning set forth in Section 2.01(e).

“Piggyback Registration” has the meaning set forth in Section 3.01.

“Principal Market” means, with respect to the Parent Common Stock, the Nasdaq Global Select Market; provided, however, that, if at any time after the date of this Agreement the principal national stock exchange or trading market for the Parent Common Stock is not the Nasdaq Global Select Market, “Principal Market” shall at such time mean, with respect to the Parent Common Stock, such other national stock exchange or trading market.

“Prospectus” means the prospectus included in a Registration Statement, as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by a Registration Statement, any Issuer Free Writing Prospectus, and all other amendments and supplements to the Prospectus, including pre-and post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in the Prospectus.

“Register,” “registered,” and “registration” refer to a registration effected by preparing and filing one or more Registration Statements in compliance with the Securities Act and the declaration or ordering of effectiveness of such Registration Statements by the SEC.

“Registrable Securities” means (i) the Acquired Shares and (ii) any shares of capital stock of the Company issued or issuable with respect to the Acquired Shares as a result of any stock split, stock dividend, recapitalization, exchange or similar event or otherwise; provided, however, that any Registrable Securities shall cease to be Registrable Securities upon the earliest to occur of (1) the date upon which such Registrable Securities are sold or exchanged by a Person pursuant to an effective Registration Statement or in compliance with Rule 144, (2) the date upon which reputable U.S. counsel shall have delivered a written opinion addressed to the Company and the Company’s transfer agent, in form and substance reasonably satisfactory to the Company and the Holder of such Registrable Securities, that all remaining Registrable Securities beneficially held by such Holder may be freely sold without registration under the Securities Act under Rule 144 without being subject to the volume limitations and manner of sale restrictions contained therein and that, accordingly, any restrictive legend included on the certificates representing such Registrable Securities may be removed and, if such Holder shall have thereafter surrendered such certificates to the Company’s transaction agent, the Company shall have caused the Company’s transfer agent to deliver to such Holder stock certificates representing such shares of Parent Common Stock without any restrictive legends thereon, or (3) the date upon which such Registrable Securities shall otherwise have ceased to be outstanding.

“Registration Period” has the meaning set forth in Section 2.01(b).

“Registration Statement” means a registration statement or registration statements of the Company filed with the SEC under the Securities Act covering Registrable Securities.

“Required Holders” means the holders of a majority of the outstanding Registrable Securities at any time.

“Required Participating Holders” means, with respect to any offering, the holders of a majority of the outstanding Registrable Securities that have elected to participate in such offering.

“Rule 144” means Rule 144 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule.

“Rule 415 Limitation” has the meaning set forth in Section 2.01(a).

“Rule 415” means Rule 415 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule.

“Shelf Registration” has the meaning set forth in Section 2.01(a).

“Trading Day” means any day on which the Parent Common Stock is traded on the Principal Market; provided that “Trading Day” shall not include any day on which the Parent Common Stock is scheduled to trade, or actually trades, on the Principal Market for less than 4.5 hours.

“Valid Business Reason” has the meaning set forth in Section 2.01(e).

ARTICLE II.
SHELF REGISTRATION.

Section 2.01.          Shelf Registration.

(a)        The Company shall prepare and file with the SEC, no later than the Filing Deadline, a “shelf” Registration Statement on Form S-3 (if the Company is then eligible to use Form S-3 or any comparable or successor form or forms or any similar short form registration covering the resale of such Registrable Securities for which the Company is then eligible) relating to the offer and sale of the Registrable Securities by the Holders thereof from time to time in accordance with the methods of distribution requested by the Holders to be set forth in the Registration Statement and Rule 415 (together with any additional registration statements filed to register any Registrable Securities, including those that were subject to a Rule 415 Limitation, the “Shelf Registration”). In no event shall the Company be obligated to effect any Shelf Registration other than pursuant to a Form S-3 (or any comparable or successor form or forms or any similar short form registration covering the resale of such Registrable Securities) if the Company is then eligible to use Form S-3 (or such comparable or successor form) for the registration of the Holder Shares under the Securities Act.  If the Company is not eligible to use Form S-3 (or such comparable or successor form) at the time of filing of a Registration Statement pursuant to this Article II, the Company will use Form S-1 (or such comparable or successor form thereto) to effect such registration and will undertake to register the Registrable Securities on Form S-3 (or such comparable or successor form thereto) promptly after such form is available for use by the Company; provided that the Company shall not be obligated to keep effective any Shelf Registration on Form S-1 for a period in excess of one hundred eighty (180) days in any twelve (12) month period (treating, for purposes of such determination, any days included in any Deferral Period as days during which such Shelf Registration is not effective); provided further, that upon regaining eligibility to use Form S-3 (or any comparable or successor form), the Company shall promptly file a Shelf Registration on Form S-3 (or such comparable or successor form thereto), which may be in the form of a post-

effective amendment to a Shelf Registration on Form S-1, covering all of the then Registrable Securities and, subject to the immediately preceding proviso, will maintain the effectiveness of the Shelf Registration on Form S-1 (or such comparable or successor form) then in effect until such time as a Shelf Registration on Form S-3 (or such comparable or successor form thereto) covering the Registrable Securities has been declared effective by the SEC. If the Company continues to not be eligible to use Form S-3 (or such comparable or successor form thereto) to register the Registrable Securities after the one hundred eighty (180) day period referred to above has expired in respect of the most recent Shelf Registration on Form S-1 (or such comparable or successor form thereto), the Company will, upon the written request of one or more Holders file another Shelf Registration on Form S-1 (or such comparable or successor form thereto) covering the Registrable Securities subject to the same limitations regarding maintenance of effectiveness as described above; provided that the Company shall not be obligated to file more than one (1) Shelf Registration on Form S-1 (or such comparable or successor form thereto), together with any amendments thereto, in any calendar year and shall not be obligated to file a Shelf Registration on Form S-1 (or such comparable or successor form thereto), other than the initial Shelf Registration on Form S-1, until the date that is ninety (90) days after the expiration of the one hundred eighty (180) day period referred to above in respect of the immediately preceding Shelf Registration on Form S-1 (or such comparable or successor form thereto).  Subject to the terms of this Agreement, the Company shall use its commercially reasonable efforts to cause each Registration Statement filed pursuant to this Article II to be declared effective under the Securities Act as promptly as reasonably possible after the filing thereof.  The Company shall use its commercially reasonable efforts to address any comments from the SEC regarding any such Registration Statement and to advocate with the SEC for the registration of all Registrable Securities.  Notwithstanding the foregoing, if the SEC prevents the Company from including any or all of the Registrable Securities on a Registration Statement due to limitations on the use of Rule 415 of the Securities Act for the resale of the Registrable Securities by the Holders (a “Rule 415 Limitation”) or otherwise, such Registration Statement shall register the resale of a number of Registrable Securities which is equal to the maximum number of shares as is permitted by the SEC, and, subject to the provisions of this Section 2.01, the Company shall continue to use its commercially reasonable efforts to register all remaining Registrable Securities as promptly as reasonably practicable in accordance with the applicable rules, regulations and guidance of the SEC. In such event, the number of Registrable Securities to be registered for each Holder in such Registration Statement shall be reduced pro rata among all Holders.

(b)        Subject to Section 2.01(a) with respect to Shelf Registration on Forms S-1, the Company shall use its commercially reasonable efforts to keep the Registration Statement continuously effective under the Securities Act and, subject to Section 2.01(d), useable for resale of all of the Registrable Securities included therein, to re-file such Registration Statement upon its expiration, to file another Registration Statement to register any Registrable Securities subject to a Rule 415 Limitation promptly upon the occurrence of any circumstance or event that would permit the registration of such Registrable Securities (and to cause such additional Registration Statement to become effective) and, subject to Section 4.02(c), to reasonably cooperate in any shelf take down, by amending or supplementing the Prospectus related to such Registration Statement as may be reasonably requested by each Holder, or as otherwise required for it to be available for resales by each Holder of the Registrable Securities, until the earlier of (x) the date upon which the Registrable Securities held by such Holder cease to be Registrable Securities, (y) the date that all Registrable Securities (including for the avoidance of doubt any Registrable Securities that were subject to any Rule 415 Limitation) held by such Holder have been sold and (z) the seventh anniversary of the date on which the Shelf Registration is first declared effective by the SEC shall be referred to herein as the “Registration Period.”

(c)        Upon receipt of a written request from any Holder, the Company shall, within fifteen (15) Business Days of such receipt but subject to any Rule 415 Limitation, file such amendments to a Shelf Registration or supplements to a related Prospectus as are reasonably necessary to permit such Holder to effect sales of such Registrable Securities pursuant to such Shelf Registration.

(d)        Notwithstanding anything set forth herein to the contrary, prior to the third anniversary of the Effective Time, no Holder shall, or shall be entitled to, make any offers or sales of Registrable Securities pursuant to a Shelf Registration except in a firm commitment underwritten public offering as provided in Section 4.02.

(e)        If (A) the SEC issues a stop order suspending the effectiveness of the Registration Statement or initiates proceedings with respect to the Registration Statement under Section 8(d) or 8(e) of the Securities Act or (B) the Board, in its good faith judgment, determines that the filing of a Registration Statement pursuant to this Section 2.1, or any amendment or supplement thereto, should be delayed (with respect to the initial filing or otherwise), or offers and/or sales of Registrable Securities suspended (any such delay or suspension, a “Permitted Delay”), because such delay or suspension (as applicable) is necessary to (a) delay the disclosure of material non-public information concerning the Company, the disclosure of which at the time is not, in the good faith opinion of the Company, in the best interests of the Company, (b) prevent the registration or public offering contemplated thereby from having a material adverse effect on (i) a proposal or plan by the Company or any of its Subsidiaries to engage in a material acquisition of assets or securities (other than in the ordinary course of business), merger, consolidation, tender offer, recapitalization, reorganization or other transaction, or (ii) the business, operations or management of the Company or any of its Subsidiaries, or (c) amend or supplement the affected Registration Statement or the related prospectus so that such Registration Statement or prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the case of the Prospectus in light of the circumstances under which made, not misleading (a “Valid Business Reason”):

(i)         in the case of clause (A) above, subject to clause (ii) below, as promptly as reasonably practicable, the Company shall take such action as is necessary to eliminate the stop order and, to the extent applicable, cause the Registration Statement to become effective, including preparing and filing, if necessary pursuant to applicable law, a post-effective amendment to such Registration Statement or a supplement to the related prospectus or any document incorporated therein by reference or file any other required document that would be incorporated by reference into such Registration Statement and related prospectus so that (1) such Registration Statement does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (2) such prospectus does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and, in the case of a post-effective amendment to the Registration Statement, subject to the remainder of this Section 2.01(e), use commercially reasonable efforts to cause it to be declared effective as promptly as is reasonably practicable;

(ii)        the Company shall promptly notify the Holders in writing of the Permitted Delay (a “Deferral Notice”) and, subject to Section 2.01(e)(iii) below, the expected duration of the Permitted Delay (such period of the Permitted Delay, a “Deferral Period”).  Upon receipt of any Deferral Notice, the Holders shall immediately suspend making any offers or sales pursuant to the Registration Statement until such Holders are advised in writing by the Company that the Registration Statement and the related prospectus may be used for such purpose, and, if applicable, have received copies of any supplemented or amended prospectus and any other additional or supplemental filings that are incorporated or deemed incorporated by reference in such prospectus; and

(iii)       the Company will use its commercially reasonable efforts to ensure that the use of the Prospectus with respect to such Registration Statement may be resumed (x) in the case of clause (A) above, as promptly as is reasonably practicable and (y) in the case of clause (B) above, as soon as, in the reasonable good faith judgment of the Company there is no Valid Business Reason to continue such suspension and postponement.  The Company shall give written notice to the Holders of the termination of the Deferral Period promptly thereafter.  Notwithstanding anything to the contrary contained herein, in no event shall (A) a single Deferral Period arising from a Valid Business Reason exceed sixty (60) consecutive days, (B) a Deferral Period arising from a single Valid Business Reason be invoked more than once in any six (6) month period, or (C) the aggregate number of days included in Deferral Periods invoked by the Company exceed ninety (90) days in any one (1) year period.

ARTICLE III.
PIGGYBACK REGISTRATIONS.

Section 3.01.          Right to Piggyback.  Whenever, during the period beginning on the date hereof and ending on the expiration of the Registration Period, the Company proposes to register any of its shares of Parent Common Stock under the Securities Act in connection with a firm commitment underwritten public offering of such shares of Parent Common Stock for cash and the registration form to be used may be used for the registration of the Registrable Securities (a “Piggyback Registration”), the Company shall give written notice, delivered at least 20 days prior to the initial filing of a Registration Statement with the SEC, to the Holders of Registrable Securities of the Company’s intention to effect such a registration and, subject to Section 3.02, will include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusions therein within 10 days after the Company gives such notice.

Section 3.02.          Priority on Piggyback Registrations.  Notwithstanding the foregoing, (i) if a Piggyback Registration is a firm commitment underwritten primary offering on behalf of the Company and the managing underwriters advise the Company in writing that, in their good faith opinion, the number of securities requested to be included in such Piggyback Registration exceeds the number or aggregate dollar amount of such securities that can be sold in such offering without adversely affecting the marketability of such offering of the Company’s securities (including an adverse effect on the per share offering price), the Company will include in such registration: (a) first, the Other Securities that the Company proposes to sell, (b) second, the number of Registrable Securities requested to be included in such Piggyback Registration by the Holders that, in the opinion of such underwriters, can be sold, pro rata based on the number of Registrable Securities that each such Holder has requested be included in such Piggyback Registration, and (c) third, any Other Securities of any other holders requested to be included in such registration that, in the opinion of such underwriters, can be sold, or (ii) if a Piggyback Registration is a firm commitment underwritten secondary registration solely on behalf of holders of Other Securities (other than the Holders) and the managing underwriters advise the Company in writing that, in their good faith opinion, the number of securities requested to be included in such Piggyback Registration exceeds the number or aggregate dollar amount of such securities that can be sold in such offering without adversely affecting the marketability of such offering of the Company’s securities (including an adverse effect on the per share offering price), the Company will include in such registration: (a) first, the Other Securities requested to be included therein by the holders requesting such registration, (b) second, the Other Securities that the Company proposes to sell, (c) third, the number of Registrable Securities requested to be included in such Piggyback Registration by the Holders that, in the opinion of such underwriters, can be sold, pro rata based on the number of Registrable Securities that each such Holder has requested be included in such Piggyback Registration, and (d) fourth, the number of Other Securities proposed to be sold by all other holders that, in the opinion of such underwriters, can be sold.

Section 3.03.          Selection of Underwriters.  The underwriters for any Piggyback Registration shall be selected by the Company; provided that the selected underwriters shall be of national reputation in the United States and shall be reasonably acceptable to the Required Participating Holders.

ARTICLE IV.
OTHER REGISTRATION MATTERS.

Section 4.01.          Company’s Obligations.  Whenever the Company is obligated to file a Registration Statement with the SEC pursuant to Article II, the Company shall use its commercially reasonable efforts to effect the registration of the Registrable Securities in accordance with the intended method of disposition thereof and, pursuant thereto, the Company shall have the following obligations:

(a)        make all required filings with FINRA;

(b)        subject to Section 2.01(a), prepare and file with the SEC such amendments and post-effective amendments to the Registration Statement and the Prospectus as may be necessary to keep the Registration Statement effective for the Registration Period and to comply with the provisions of the Securities Act and the Exchange Act with respect to the distribution of all of the Registrable Securities covered thereby;

(c)        provide copies to and permit counsel designated by the Holders to review the Registration Statement and all amendments and supplements thereto no fewer than three Business Days prior to their filing with the SEC and not file any document to which such counsel reasonably objects;

(d)        notify the Holders, Holders’ counsel and the managing underwriter(s) of any underwritten offering, if any, (i) when the Registration Statement, any pre-effective amendment, the Prospectus or any Prospectus supplement or any post-effective amendment to the Registration Statement or any Free Writing Prospectus has been filed and, with respect to such Registration Statement or any post-effective amendment, when the same has become effective; (ii) of any request by the SEC for amendments or supplements to such Registration Statement or to such Prospectus or for additional information; (iii) of the issuance by the SEC of any stop order suspending the effectiveness of such Registration Statement or the initiation of any proceedings for that purpose; and (iv) of the suspension of the qualification of such securities for offering or sale in any jurisdiction, or the institution of any proceedings for any such purposes;

(e)        furnish to the Holders and their legal counsel (i) promptly after the same is prepared and publicly distributed, filed with the SEC, or received by the Company (but not later than two Business Days after the filing date, receipt date or sending date, as the case may be) one copy of the Registration Statement and any amendment thereto, each preliminary prospectus and Prospectus and each amendment or supplement thereto, and each letter written by or on behalf of the Company to the SEC or the staff of the SEC, and each item of correspondence from the SEC or the staff of the SEC, in each case relating to the Registration Statement (other than any portion of any thereof which contains information for which the Company has sought confidential treatment), and (ii) such number of copies of a Prospectus, including a preliminary prospectus, and all amendments and supplements thereto and such other documents as each Holder may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Holder that are covered by the Registration Statement;

(f)         use commercially reasonable efforts to (i) prevent the issuance of any stop order or other suspension of effectiveness with respect to the Registration Statement and (ii) if any such order is issued, obtain the withdrawal of any such order as soon as reasonably possible;

(g)        prior to any public offering of Registrable Securities, use commercially reasonable efforts to register or qualify or cooperate with the Holders and their counsel in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or blue sky Laws of such jurisdictions requested by the Holder and do any and all other commercially reasonable acts or things necessary or advisable to enable the distribution in such jurisdictions of the Registrable Securities covered by the Registration Statement; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (i) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 4.01(g), (ii) subject itself to general taxation in any jurisdiction where it would not otherwise be so subject but for this Section 4.01(g), or (iii) file a general consent to service of process in any such jurisdiction;

(h)        use commercially reasonable efforts to cause all Registrable Securities covered by the Registration Statement to be listed on the Principal Market;

(i)         promptly notify the Holders, at any time prior to the end of the Registration Period, upon discovery that, or upon the happening of any event as a result of which, the Prospectus includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and promptly prepare, file with the SEC and furnish to such Holder a supplement to or an amendment of such Prospectus as may be necessary so that such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing; provided, that the Company shall advise the Holders and the managing underwriters in writing to cease all sales under the Registration Statement until such supplement is filed with the SEC or the effective date of such amendment, as applicable, and such Holders and the managing underwriters shall not engage in any such sales until the filing date of such supplement or the effective date of such amendment, as applicable;

(j)         file any final Prospectus, including any supplement or amendment thereof, with the SEC pursuant to Rule 424 under the Securities Act, promptly inform the Holders in writing if, at any time during the Registration Period, the Company does not satisfy the conditions specified in Rule 172 and, as a result thereof, the Holders are required to deliver a Prospectus in connection with any disposition of Registrable Securities;

(k)        make available to its security holders not later than the Availability Date (as defined below), an earnings statement covering a period of at least 12 months, beginning after the effective date of each Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act, including Rule 158 promulgated thereunder (for the purpose of this Section 4.01(k), “Availability Date” means the 45th day following the end of the fourth fiscal quarter that includes the effective date of such Registration Statement, except that, if such fourth fiscal quarter is the last quarter of the Company’s fiscal year, “Availability Date” means the 90th day after the end of such fourth fiscal quarter);

(l)         at the reasonable request of a Holder in the context of applicable securities Laws, make available, during normal business hours, for inspection and review by the Holder, and advisors to and representatives of such Holder, all financial and other records, all SEC filings, and all other corporate documents and properties of the Company as may be reasonably necessary for the purpose of such review, and cause the Company’s officers, directors and employees, within a reasonable time period, to supply all such information reasonably requested by the Holders or any such representative, advisor or underwriter in connection with such Registration Statement (including in response to questions and other inquiries reasonably made or submitted by any of them), prior to and from time to time after the filing and effectiveness of the Registration Statement for the sole purpose of enabling the Holders and such representatives, advisors and underwriters and their respective accountants and attorneys to conduct initial and ongoing due diligence with respect to the Company and the accuracy of the Registration Statement, subject to each such Person executing and delivering to the Company a confidentiality agreement, in form and substance reasonably acceptable to the Company, prior to the commencement of any such due diligence investigation;

(m)       at the reasonable request of the Required Participating Holders, make appropriate senior executives of the Company available to present to potential investors customary “road show” material in accordance with the recommendations of the managing underwriters and in all respects consistent with other offerings of securities in an offering of a similar size to such offering of Registrable Securities;

(n)        use its commercially reasonable efforts to cooperate with the Holders and the managing underwriter(s), if any, to facilitate the timely preparation and delivery of certificates representing the Registrable Securities to be sold under the Registration Statement in a form eligible for deposit with the Depository Trust Corporation not bearing any restrictive legends (other than as required by the Depository Trust Corporation) and not subject to any stop transfer order with any transfer agent, and cause such Registrable Securities to be issued in such denominations and registered in such names as the managing underwriter(s), if any, may request in writing or, in accordance with the instructions of the Holders;

(o)        enter into such agreements (including underwriting agreements with customary provisions) and take all such other actions as the Holders or the managing underwriter(s), if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities;

(p)        in connection with an underwritten offering, obtain one or more comfort letters, addressed to each of the managing underwriter(s) and dated the date of the closing under the underwriting agreement for such offering, signed by the independent public accountants who have issued an audit report on the Company’s financial statements included in such Registration Statement in customary form and covering such matters of the type customarily covered by comfort letters as such Holders reasonably request;

(q)        in connection with an underwritten offering, provide legal opinions of the Company’s outside counsel (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriter(s)) addressed to each of the managing underwriter(s) and dated the date of the closing under the underwriting agreement, with respect to the Registration Statement, each amendment and supplement thereto (including the preliminary prospectus) and such other documents relating thereto, in customary form and covering such matters of the type customarily covered by legal opinions of such nature and such other matters as may be reasonably requested by the managing underwriter(s); and

(r)         use its commercially reasonable efforts to take or cause to be taken all other actions, and do and cause to be done all other things, reasonably necessary or reasonably advisable in the opinion of the Holders’ counsel to effect the registration of such Registrable Securities contemplated hereby.

Section 4.02.          Underwritten Offerings.

(a)        At any time that a Shelf Registration covering Registrable Securities is effective, if the Required Holders deliver notice to the Company stating that they intend to effect an underwritten offering of all or part of its Registrable Securities included on the Shelf Registration (a “Demand Underwritten Offering”), the Company shall amend or supplement the Shelf Registration or related Prospectus as may be necessary in order to enable such Registrable Securities to be distributed pursuant to the underwritten offering.  The managing underwriter(s) to administer such underwritten offering shall be chosen by the Required Holders; provided that the chosen underwriters shall be of national reputation in the United States and shall be subject to the prior written approval, not to be unreasonably withheld, of the Company.  In connection with any underwritten offering, in the event that the managing underwriter(s) advise the Company and the Holders in writing that, in their good faith opinion, the total number or dollar amount of Registrable Securities requested by the Holders to be included therein exceeds the largest number or dollar amount of Registrable Securities that can be sold in such offering without adversely affecting the marketability of the offering (including an adverse effect on the per share offering price), the Holders shall include in such offering, pro rata based on the number of Registrable Securities that each Holder has requested be included in such underwritten offering, only such number of Registrable Securities that in the good faith opinion of such underwriter(s) can be sold in such offering without adversely affecting the marketability of the offering (including an adverse effect on the per share offering price).

(b)        In the case of any underwritten offering of Registrable Securities registered under a Registration Statement filed pursuant to Article II or Article III, (i) all Registrable Securities shall be subject to the applicable underwriting agreement with customary terms and the Holders may not participate in such offering or registration unless such Holders agrees to sell such Holders’ securities on the basis provided therein; and (ii) the Holders may not participate in such offering or registration unless such Holders complete and execute all questionnaires, indemnities, underwriting agreements and other documents reasonably required by the managing underwriter(s) to be executed in connection therewith, and provide such other information to the Company or the underwriter(s) as may be reasonably requested to offer or register such Holders’ Registrable Securities; provided, however, that (A) no Holder shall be required to make any representations or warranties other than, on a several and not joint basis, those related to its title and ownership of, and power and authority to transfer, the Registrable Securities owned by such Holder included therein and as to the accuracy and completeness of statements made in the applicable Registration Statement, Prospectus or other document in reliance upon, and in conformity with, written information about such Holder prepared and furnished to the Company or the managing underwriter(s) specifically for inclusion in the Registration Statement by such Holder pertaining exclusively to such Holder, and (B) the aggregate amount of liability of each Holder pursuant to any indemnification obligation thereunder (which, for the avoidance of doubt, shall be on a several and not joint basis) shall not exceed the net proceeds received by such Holder from such offering.

(c)        Notwithstanding anything set forth herein to the contrary, (i) no Demand Underwritten Offering may be requested prior to the first anniversary of the Effective Time, (ii) the Company may delay the commencement of any Demand Underwritten Offering for up to sixty (60) days for a Valid Business Reason prior to the commencement of any marketing efforts or “road shows” by the Company or the underwriters in connection with such Demand Underwritten Offering, and (iii) the Holders shall have the right to request only a total of up to four (4) Demand Underwritten Offerings; provided that no more than one Demand Underwritten Offering may be requested in any six (6)-month period.  Any Holders that request a Demand Underwritten Offering under this Section 4.02 may revoke or withdraw such request upon written notice to the Company; provided that any such Demand Underwritten Offering withdrawn or not consummated for any reason shall be counted toward the total of four (4) Demand Underwritten Offerings provided by this Section 4.02 and shall be counted for determining the number of Demand Underwritten Offerings requested in any six (6)-month period; provided, however, that no revoked or withdrawn Demand Underwritten Offering shall be counted toward the total of four (4) Demand Underwritten Offerings or for determining the number of Demand Underwritten Offerings requested in any six (6)-month period if (1) the Holders reimburse the Company for all of its out-of-pocket costs and expenses incurred in connection with any such revoked or withdrawn Demand Underwritten Offering incurred through the date of such revocation or withdrawal and (2) such revocation or withdrawal shall have been made prior to the commencement of any marketing efforts or “road shows” by the Company or the underwriters in connection with such Demand Underwritten Offering.

ARTICLE V.
OBLIGATIONS OF THE HOLDERS.

Section 5.01.          Holder Information.  At least ten (10) Business Days prior to the first anticipated filing date of a Registration Statement and at lease five (5) Business Days prior to the filing of any amendment or supplement to a Registration Statement or Prospectus, the Company shall notify each Holder in writing of the information, if any, the Company requires from each such Holder if such Holder elects to have any of such Holder’s Registrable Securities included in such Registration Statement or, with respect to an amendment or a supplement, if such Holder’s Registrable Securities are included in such Registration Statement (each an “Information Request”). It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to the Registrable Securities of a particular Holder that such Holder shall furnish to the Company, in response to an Information Request, such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it as shall be reasonably required to effect the registration of such Registrable Securities and shall execute such documents in connection with such registration as may reasonably be required to effect the registration.

Section 5.02.          Filing Cooperation.  Each Holder agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of any Registration Statement in which any Registrable Securities held by such Holder are being included.

Section 5.03.          Affiliate Status.  Promptly following the written request by the Company of any Holder, such Holder shall certify as whether it is, or has at any time during the preceding three (3) months been, an “affiliate” (as defined in Rule 144) of the Company and provide such other information as may reasonably be requested by the Company or its counsel for purposes of determining whether the Registrable Securities held by such Holder may be freely sold without registration under the Securities Act under Rule 144 without being subject to the volume limitations and manner of sale restrictions contained therein.

Section 5.04.          Lock-Up.  Each Holder agrees, in connection with any underwritten offering made pursuant to a Registration Statement, if requested (pursuant to a written notice) by the managing underwriter(s) not to effect any public sale or distribution of any Parent Common Stock (or securities convertible into or exchangeable or exercisable for Parent Common Stock)

(except as part of such underwritten offering) during the period commencing not earlier than seven days prior to and continuing for not more than 180 days (or such shorter period as the managing underwriter(s) may permit) after the effective date of the related Registration Statement (or date of the Prospectus supplement if the offering is made pursuant to a “shelf” registration) (the “Lock-Up Period”) pursuant to which such underwritten offering shall be made, provided that all of the Company’s executive officers and directors and any other holders of Parent Common Stock who are selling shares of Parent Common Stock in such underwritten offering enter into similar agreements for the same time period and on no less restrictive terms. In the event that either (i) during the period that begins on the date that is fifteen (15) calendar days plus three (3) Business Days before the last day of the Lock-Up Period and ends on the last day of the Lock-Up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs, or (ii) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, the restrictions set forth herein will continue to apply until the expiration of the date that is fifteen (15) calendar days plus three Business Days after the date on which the earnings release is issued or the material news or event related to the Company occurs.

ARTICLE VI.
EXPENSES OF REGISTRATION.

Except as otherwise provided in this Agreement, all expenses incidental to the Company’s performance of or compliance with this Agreement, including (i) all registration and filing fees (including (A) with respect to filings required to be made with the SEC, all applicable securities exchanges and/or FINRA and (B) compliance with securities or blue sky Laws, including any fees and disbursements of counsel for the underwriter(s) in connection with blue sky qualifications of the Registrable Securities pursuant to Section 4.01(g)); (ii) word processing, duplicating and printing expenses (including expenses of printing certificates for Registrable Securities in a form eligible for deposit with The Depository Trust Company and of printing Prospectuses, if the printing of Prospectuses is requested by the managing underwriter(s), if any); (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel for the Company; (v) fees and disbursements of no more than one counsel for the Holders, which counsel shall be chosen by the Required Holders and may be Ropes & Gray LLP, and which fees and disbursements shall not exceed, in the aggregate, $25,000 (or $50,000 in connection with a firm commitment underwritten public offering) in connection with the review of any Registration Statement and related documents and the transactions contemplated thereby; and (vi) fees and disbursements of all independent certified public accountants (including the fees and disbursements in connection with any “cold comfort” letters required by this Agreement) and other special experts retained by the Company shall be borne by the Company.  The Company shall, in any event, pay its internal expenses, the expenses of any annual audit or quarterly financial statement review, the expenses of any liability insurance for the Company and/or its officers and/or directors, the expenses and fees for listing the Registrable Securities to be registered on the applicable securities exchange.  Each Holder shall pay all underwriting and placement discounts and commissions, agency and placement fees, broker’s commissions and transfer taxes, if any, and, except as expressly set forth herein, its own out of pocket expenses, relating to the registration sale or disposition of such Holder’s Registrable Securities.

ARTICLE VII.
INDEMNIFICATION.

Section 7.01.          Indemnification by the Company.  The Company will indemnify and hold harmless each Holder and its officers, directors, agents, partners, members, stockholders and employees, each Person who controls any such Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, agents and employees of each such controlling Person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including reasonable attorney’s fees and expenses) and expenses (collectively, “Losses”), incurred, arising out of or relating to (i) any untrue statement of a material fact contained in any Registration Statement or any Prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission of a material fact required to be stated therein or necessary to make the statements therein or supplement thereto, in light of the circumstances under which they were made, not misleading, except to the extent that such untrue statements or omissions are based upon information regarding such Holder furnished in writing to the Company specifically for use therein or (ii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities laws or any rule or regulation promulgated thereunder in connection with or relating to any registration required pursuant to this Agreement.

Section 7.02.          Indemnification by Holders.  Each Holder shall severally, pro rata based on and limited by its relative ownership of Registrable Securities, and not jointly with each other Holder, indemnify and hold harmless the Company and its officers, directors, agents, partners, members, stockholders and employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, agents and employees of each such controlling Person, to the fullest extent permitted by applicable law, from and against any and all Losses incurred, arising out of or relating to any untrue statement of a material fact contained in any Registration Statement or any Prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission of a material fact required to be stated therein or necessary to make the statements therein or in any supplement thereto, in light of the circumstances under which they were made, not misleading, but only to the extent that such untrue statements or omissions are based upon information regarding such Holder furnished in writing to the Company specifically for use therein. In no event shall the liability of any selling Holder hereunder exceed the net proceeds received by such Holder upon the sale of Registrable Securities giving rise to such indemnification obligation (except in the case of fraud or willful misconduct).

Section 7.03.          Indemnification Procedures.

(a)        If any proceeding shall be brought or asserted against any Person entitled to indemnification under this Article VII (an “Indemnified Party”), such Indemnified Party shall promptly notify the Person from whom indemnification is sought (an “Indemnifying Party”) in writing, and the Indemnifying Party shall be permitted to assume the defense thereof, including the employment of counsel; provided that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except to the extent that such failure actually prejudices the Indemnifying Party.

(b)        An Indemnified Party shall have the right to employ separate counsel in any such proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Indemnified Party unless (i) the Indemnifying Party has agreed to pay such fees or expenses, (ii) the Indemnifying Party shall have failed to assume the defense of such claim and employ counsel for the defense of such claim or (iii) the Indemnified Party shall have been advised by counsel that a conflict of interest would exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party; provided that the Indemnifying Party shall not be liable for the fees and expenses of more than one separate counsel at any time for all Indemnified Parties. The Indemnifying Party shall not be liable for any settlement of any such proceeding effected without its written consent, which consent shall not be unreasonably withheld.  The Indemnifying Party may not settle any proceeding without the prior written consent of the Indemnified Party (which consent shall not be unreasonably withheld) unless (1) such settlement (1) involves only monetary damages payable solely by the Indemnifying Party and (2) a term of such settlement is that the Person or Persons asserting such claim unconditionally and irrevocably release the Indemnified Party from all liability with respect to such proceeding.

ARTICLE VIII.
CONTRIBUTION.

Section 8.01.          Contribution.  (a)  If a claim for indemnification under Section 7.01 or Section 7.02 is unavailable to an Indemnified Party, then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnifying Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses, as well as any other relevant considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made (or omitted) by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent and knowledge.

(b)        The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 8.01 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8.01(a).  Notwithstanding the provisions of this Section 8.01, an Indemnifying Party that is a selling Holder of Registrable Securities shall not be required to contribute any amount in excess of the amount that such Indemnifying Party is or could be required to pay pursuant to Section 7.02 by reason of such untrue or alleged untrue statement or omission or alleged omission.  No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

ARTICLE IX.
REPORTS UNDER THE EXCHANGE ACT.

With a view to making available to the Holders the benefits of Rule 144, the Company agrees to:

(a)        from and after the date hereof until the expiration of the Registration Period, make and keep public information available, as those terms are understood and defined in Rule 144; and

(b)        furnish or make available to each Holder so long as such Holder owns Registrable Securities, but in any event no later than the expiration of the Registration Period, promptly upon request, (i) a written statement by the Company that it has complied with the current public information requirements of Rule 144, (ii) a copy of the most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q of the Company and such other reports and documents so filed with the Company (or information regarding the locations thereof on the SEC’s EDGAR filing system or successor thereto) and (iii) such other information as may be reasonably requested to permit the Holders to sell such securities pursuant to Rule 144 without registration.

ARTICLE X.
ASSIGNMENT OF REGISTRATION RIGHTS.

The rights under this Agreement shall be automatically assignable by any of the Holders to any transferee or assignee of all or any portion of Registrable Securities if: (i) such Holder agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company promptly after such transfer or assignment, (ii) the Company is, promptly after such transfer or assignment, furnished with written notice of (a) the name and address of such transferee or assignee and (b) the securities with respect to which such registration rights are being transferred or assigned, (iii) immediately following such transfer or assignment the further disposition of such Registrable Securities by the transferee or assignee is restricted under the Securities Act and (iv) at or before the time the Company receives the written notice contemplated by clause (ii) of this sentence, the transferee or assignee agrees in writing with the Company to be bound by all of the provisions contained herein.

ARTICLE XI.
AMENDMENT OF REGISTRATION RIGHTS.

Provisions of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and Required Holders, which for this purpose, shall be required to include each of Versa and Lubert-Adler, for so long as they hold Registrable Securities.  Any amendment or waiver effected in accordance with this Article XI shall be binding upon each Holder and the Company.

ARTICLE XII.
MISCELLANEOUS.

Section 12.01.        Notices.  Any notice to be given by any party to this Agreement shall be given in writing and may be effected by facsimile, personal delivery, overnight courier, e-mail or sent by certified, United States Mail, postage prepaid, addressed to (i) the Company at the address, e-mail or facsimile number set forth in the Merger Agreement, including to the persons designated therein to receive copies and (ii) any Holder at the address, e-mail or facsimile number set forth on the signature page hereto.  The date of service for any notice sent in compliance with the requirements of this Section 12.01 shall be (1) the date such notice is personally delivered, (2) three days after the date of mailing if sent by certified or registered mail, (3) the next succeeding Business Day after date of delivery to the overnight courier if sent by overnight courier or (4) the next succeeding Business Day after the date of transmission by electronic mail or facsimile.

Section 12.02.        No Waiver.  Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

Section 12.03.        No Third Party Beneficiaries.  Except for Article VII and Article VIII, nothing in this Agreement, express or implied, is intended to or shall confer upon the Person (other than the parties to this Agreement) any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 12.04.        Governing Law.  This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without giving effect to any applicable principles of conflict of laws that would cause the Laws of another state otherwise to govern this Agreement.

Section 12.05.        Severability.  If any provision of this Agreement is determined by a court of competent jurisdiction to be invalid or unenforceable, the remainder of this Agreement shall nonetheless remain in full force and effect.

Section 12.06.        Successors and Assigns.  This Agreement shall be binding upon, and shall inure to the benefit of and be enforceable by, the parties and their respective successors and permitted assigns.

Section 12.07.        Interpretation.  Interpretation of this Agreement shall be governed by the following rules of construction:  (i) words in the singular shall be held to include the plural and vice versa, and words of one gender shall be held to include the other gender as the context requires, (ii) references to the terms article and section are references to the articles and sections to this Agreement unless otherwise specified, (iii) the word “including” and words of similar import shall mean “including without limitation,” (iv) the word “or” shall not be exclusive, (v) the headings are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement, (vi) a reference to any Person includes such Person’s successors and permitted assigns, (vii) any reference to “days” means calendar days unless Business Days are expressly specified and (viii) this Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted.

Section 12.08.        Fees and Expenses.  Except as expressly provided in this Agreement or the Merger Agreement, each party is responsible for its own fees and expenses (including the fees and expenses of financial consultants, investment bankers, accountants and legal counsel) in connection with the entry into of this Agreement and the consummation of the actions contemplated hereby.

Section 12.09.        Entire Agreement.  This Agreement (together with the Merger Agreement) constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties to this Agreement with respect to the subject matter of this Agreement.

Section 12.10.        Counterparts; Effectiveness.  This Agreement and any amendment hereto may be executed and delivered in two or more identical counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.  This Agreement shall become effective and binding upon each Holder when executed by the Holder and the Company.  In the event that any signature to this Agreement or any amendment hereto is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.  No party hereto shall raise the use of a facsimile machine or e-mail delivery of a “.pdf” format data file to deliver a signature to this Agreement or any amendment hereto or the fact that such signature was transmitted or communicated through the use of a facsimile machine or e-mail delivery of a “.pdf” format data file as a defense to the formation or enforceability of a contract, and each party hereto forever waives any such defense.

Section 12.11.        Specific Performance.  The parties to this Agreement agree that irreparable damage would occur and that the parties to this Agreement would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.  It is accordingly agreed that the parties to this Agreement shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, in each case without the necessity of posting bond or other security or showing actual damages, and this being in addition to any other remedy to which they are entitled at law or in equity.

Section 12.12.        Submission to Jurisdiction.  Each of the parties hereto irrevocably agrees that all claims, controversies and disputes of any kind or nature relating in any way to the enforcement or interpretation of this Agreement or to the parties’ dealings, rights or obligations in connection herewith, shall be brought exclusively in the Court of Chancery of the State of Delaware or, if such court shall not have jurisdiction, any federal court of the United States located in the State of Delaware, or, if neither the Court of Chancery of the State of Delaware nor any such federal court has jurisdiction, any other state court located in the State of Delaware. Each of the parties hereto hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement or any of the actions contemplated by this Agreement in any court or tribunal other than the aforesaid courts.  Each of the parties hereto hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement and the rights and obligations arising hereunder or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder, (i) any claim that it is not personally subject to the jurisdiction of the above named courts for any reason other than the failure to serve process in accordance with this Section 12.12, (ii) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (iii) to the fullest extent permitted by the applicable law, any claim that (a) the suit, action or proceeding in such court is brought in an inconvenient forum, (b) the venue of such suit, action or proceeding is improper or (c) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.  Each of the parties hereto agrees that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 12.01 or in such other manner as may be permitted by applicable Laws, will be valid and sufficient service thereof.  Notwithstanding the foregoing in this Section 12.12, a party may commence any action or proceeding in a court other than the above-named courts solely for the purpose of enforcing an order or judgment issued by one of the above-named courts.

Section 12.13.        WAIVER OF JURY TRIAL.  EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION, CONTROVERSY OR OTHER LEGAL ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS CONTEMPLATED BY THIS AGREEMENT.  EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (II) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY AND (IV) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 12.13.

* * * * * *

IN WITNESS WHEREOF, each party hereto has caused this Registration Rights Agreement to be duly executed as of the date first written above.

COMPANY:

STANDARD PARKING CORPORATION

By:	/s/ James A. Wilhelm
Name:	James A. Wilhelm
Title:	President and Chief Executive Officer

Signature Page to Registration Rights Agreement

HOLDER:

KOHLBERG CPC REP, L.L.C.

By: Kohlberg Management V, L.L.C., its sole member

By:	/s/ Seth H. Hollander
Name:	Seth H. Holander
Title:	Vice President

Signature Page to Registration Rights Agreement

HOLDER:

2929 CPC HOLDCO, LLC

By:	/s/ Stuart Margulies
Name:	Stuart Margulies
Title:	Vice President

Signature Page to Registration Rights Agreement

HOLDER:

VCM STAN-CPC HOLDINGS, LLC

By:	/s/ Paul Halpern
Name:	Paul Halpern
Title:	Authorized Person

Signature Page to Registration Rights Agreement